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                                                                    EXHIBIT 5.01


                 [KUMMER KAEMPFER BONNER & RENSHAW LETTERHEAD]


                                  July 14, 2000




eRoomSystem Technologies, Inc.
3770 Howard Hughes Parkway, Suite 175
Las Vegas, Nevada 89109

         RE: EROOMSYSTEM TECHNOLOGIES, INC.
             REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT") SEC FILE NO. 333-34882

Ladies and Gentlemen:

     As outside counsel to eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of 2,070,000 shares (the "Shares") of the Company's common stock, $0.001 par value, including 270,000 shares subject to an over-allotment option, and the proposed issuance and sale of the Shares under the Registration Statement.

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination and subject to the completion of all conditions to closing provided under the relevant underwriting agreement, and subject to such other limitations hereinabove provided, we are of the opinion that the Company has the full corporate power and corporate authority under the laws of the state of Nevada, and under its Articles of Incorporation and Bylaws to issue the Shares and that such Shares are validly authorized shares of common stock of the Company, and when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Company's Board of Directors, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the related Prospectus under the heading "Legal Matters."

                                   Sincerely,



                                   KUMMER KAEMPFER BONNER & RENSHAW